SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 25, 2006

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road
Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Indenture for 6.10% Senior Notes due 2028

On April 6, 2006, American Greetings Corporation announced that it commenced a cash tender offer for all of its $300 million of outstanding 6.10% senior notes due August 1, 2028 (the “6.10% Notes”) and a consent solicitation to amend the related note indenture (the “Indenture”). The consent solicitation sought consents from holders of the 6.10% Notes to eliminate certain restrictive covenants and events of default from the Indenture as described below.

On April 20, 2006, we announced that in connection with our tender offer and consent solicitation we received sufficient consents from holders of the 6.10% Notes to amend the Indenture. The consent payment deadline was at 5:00 p.m., New York City time, on April 19, 2006.

On May 25, 2006, we announced that we had successfully completed our tender offer and consent solicitation for the 6.10% Notes. The tender offer expired at 5:00 p.m., New York City time on Wednesday, May 24, 2006. An aggregate of approximately $277.3 million of the 6.10% Notes were tendered pursuant to the offer and accepted by us for payment. In connection with the completion of the tender offer and consent solicitation, effective as of May 25, 2006, the Indenture was amended to eliminate certain restrictive covenants and events of default thereunder, including eliminating Sections 1008, 1009 and 1010 of the Indenture in their entirety. Section 1008 of the Indenture limited our ability to incur or guarantee any debt secured by a mortgage on any of our assets without making effective provisions for securing the 6.10% Notes equally and ratably with or prior to such secured debt. Section 1009 of the Indenture limited our ability to enter into any arrangement with any lender or investor providing for the leasing to us of our real property which has been or is to be sold or transferred by us more than 120 days after the date of acquisition thereof to such lender or investor on the security of such real property. Section 1010 of the Indenture limited our ability to incur or guarantee any unsecured funded debt, which generally includes (i) all indebtedness which matures, or which is renewable or extendible at the option of the obligor to a time, more than 12 months after the time of computation and all guarantees thereof, and (ii) all preferred stock of any of our subsidiaries.

In addition, we amended the Indenture to delete clause (3) of Section 801 of the Indenture in its entirety. By deleting this provision, we are permitted to consolidate with or merge into any other person, or convey, transfer or lease our properties and assets substantially as an entirety to any person, or permit any person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, subject to the satisfaction of the other remaining conditions that will remain in Section 801, without needing to satisfy the condition that if as a result of such transaction, our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted by the Indenture, American Greetings or such successor person secure the 6.10% Notes equally and ratably with (or prior to) all indebtedness secured thereby. We also amended Section 501 of the Indenture to delete references in the events of default to the Sections specified above and eliminate the events of default provided under Section 501(5) of the Indenture relating to cross defaults with respect to certain of our other indebtedness.

The foregoing description of the First Supplemental Indenture is qualified in its entirety by reference to the copy of the amendment attached hereto as Exhibit 4.1, and incorporated herein by reference.

Consummation of the Exchange Offer

On May 26, 2006, American Greetings Corporation entered into an indenture (the “New Notes Indenture”) with U.S. Bank National Association, as trustee, in connection with American Greetings’ offer to exchange (the “Exchange Offer”) new 7.00% Convertible Subordinated Notes due July 15, 2006 (the “New Notes”) for all of its outstanding 7.00% Convertible Subordinated Notes due July 15, 2006 (the “Old Notes”).

As of May 26, 2006, the New Notes were issued pursuant to the New Notes Indenture to all holders of Old Notes who had properly tendered Old Notes in the Exchange Offer. A description of the material terms of the New Notes is incorporated herein by reference to the information under the headings “Summary Description of the Notes” and “Description of the New Notes” in the American Greetings’ offering memorandum (the “Offering Memorandum”) dated April 6, 2006, which was filed as Exhibit 99(a)(1)(i) to the American Greetings Schedule TO dated April 6, 2006, as amended and supplemented by Amendment No. 1 filed on April 26, 2006, Amendment No. 2 filed on May 10, 2006, Amendment No. 3 filed on May 12, 2006, Amendment No. 4 filed on May 15, 2006, Amendment No. 5 filed on May 22, 2006, and Amendment No. 6 filed

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on May 26, 2006 (as amended and supplemented, the “Schedule TO”). The New Notes Indenture was qualified pursuant to our Form T-3 Application for Qualification of Trust Indenture (SEC File No. 022-28806). The New Notes Indenture is attached hereto as Exhibit 4.2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report under the heading “Consummation of the Exchange Offer” is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales Of Equity Securities.

The Exchange Offer expired at 12:00 midnight on May 25, 2006. Pursuant to the Exchange Offer, approximately $159.1 million aggregate principal amount, representing approximately 91.0% of the outstanding principal amount of the Old Notes, were exchanged for New Notes. We accepted all validly tendered Old Notes and, in exchange, issued a like principal amount of the New Notes and paid a cash exchange fee of $5.00 for each $1,000 principal amount of the Old Notes exchanged. We did not receive any proceeds from the issuance of the New Notes. The New Notes are convertible into a combination of cash and shares of our common stock. A description of the material terms of the conversion rights of the New Notes is incorporated herein by reference to the information under the headings “Summary Description of the Notes” and “Conversion Rights” in the Offering Memorandum, which was filed as Exhibit 99(a)(1)(i) to the Schedule TO.

The New Notes were issued solely to existing security holders of American Greetings. The New Notes were issued, and to the extent any shares of our common stock are issued upon conversion of the New Notes, such shares will be issued pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. We did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts, to any broker, dealer, salesman or other person for soliciting tenders of the Old Notes in connection with the Exchange Offer, and we did not retain any dealer, manager or other agent to solicit tenders with respect to the Exchange Offer.

Item 9.01 Financial Statements and Exhibits.

c) Exhibits.

Exhibit	Description
Exhibit 4.1	First Supplemental Indenture, dated May 25, 2006, between American Greetings Corporation and JP Morgan Trust Company, National Association.

Exhibit 4.2	Trust Indenture, dated May 26, 2006, between American Greetings Corporation and U.S. Bank National Association.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Stephen J. Smith
Stephen J. Smith, Vice President, Treasurer
and Investor Relations

Date: May 26, 2006

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